UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2018
CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2018, Core Molding Technologies, Inc. (the “Company”) entered into an Executive Employment Agreement with Eric Palomaki, Vice President of Operations (the "Executive"). Pursuant to the terms of the Executive Employment Agreement, Mr. Palomaki is entitled to receive his current annual base salary of $240,000. In addition to base salary, Mr. Palomaki is eligible for an annual target bonus pursuant to the Company’s annual profit sharing plan and long term incentive target awards under the Company’s Long-Term Equity Incentive Plan, which awards are subject to annual vesting and ownership requirements. Mr. Palomaki is also eligible to participate in compensation plans and programs that are available to or for members of the Company’s management, including certain standard benefits such as vacation, sick leave, and life and long and short term disability insurance.

The Executive Employment Agreement continues until terminated by the Executive or the Company. The Executive Employment Agreement may be terminated with or without “Cause” (as defined in the Executive Employment Agreement). In the event an Executive Employment Agreement is terminated by the Company without Cause, the Executive will be entitled to receive, as severance, (i) accrued but unpaid base salary through the date of termination, (ii) accrued and unused vacation pay, (iii) any earned but unpaid amounts arising under Executive’s participation in the Company’s compensation plans and programs prior to the termination (items (i), (ii) and (iii), collectively, the “Accrued Obligations”), (iv) twelve (12) months of continued compensation and (v) acceleration of any unvested awards under the Company’s bonus or long-term incentive equity plans.

In the event an Executive Employment Agreement is terminated by the Company for Cause, death, disability or by Executive without Good Reason (as such terms are defined in the Executive Employment Agreement) the Executive will be entitled to receive only the Accrued Obligations. The Executive Employment Agreement also includes non-competition and non-solicitation provisions, as well as certain confidentiality covenants.

In addition, on December 21, 2018 the Company and the Executive entered into the Company’s standard form of Executive Severance Agreement that specifies certain payments to the Executive in the event the Executive’s employment is terminated after a change in control, which agreement is effective as of September 19, 2018. The description of the Executive Employment Agreement as entered into by the Executive is qualified in its entirety by reference to the complete text of the form of Executive Employment Agreement, which has been filed as an exhibit to the Company's Current Report on Form 8-K dated November 16, 2018 and is incorporated herein by reference. The description of the executive severance agreement as entered into by the Executive is qualified in its entirety by reference to the complete text of the form of amended and restated executive severance agreement, the form of which has been filed as an exhibit to the Company’s Current Report on Form 8-K dated December 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
December 21, 2018	By:	/s/ John P. Zimmer

Name: John P. Zimmer
Title: Vice President, Treasurer, Secretary and Chief Financial Officer